Exhibit 1.1

PACIFIC DATAVISION, INC.

Common Stock

UNDERWRITING AGREEMENT

May 12, 2015

FBR CAPITAL MARKETS & CO.

    as Representative of the several Underwriters

c/o FBR Capital Markets & Co.

1300 North 17th Street, Suite 1400

Arlington, Virginia 22209

Dear Sirs:

Pacific DataVision, Inc., a Delaware corporation (the “Company”), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom FBR Capital Markets & Co. is acting as representative (the “Representative”), with respect to (i) the sale by the Company of 1,500,000 shares (the “Initial Shares”) of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of 225,000 additional shares of Common Stock to cover over-allotments (the “Option Shares”), if any, from the Company to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto. The Initial Shares to be purchased by the Underwriters and all or any part of the Option Shares subject to the option described in Section 1(b) hereof are hereinafter called, collectively, the “Shares.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-203681) including a related preliminary prospectus, for the registration of the sale of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related preliminary prospectus as may have been required prior to the date hereof, and will file such additional amendments or supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the

Closing Time (as defined below), such registration statement as so amended), and including all information deemed to be a part of the registration statement pursuant to incorporation by reference, Rule 430A of the Securities Act Regulations or otherwise, is hereinafter called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus included in the Registration Statement before it was declared effective by the Commission under the Securities Act, and any preliminary form of prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations, including all information incorporated by reference in either such prospectus, is hereinafter called the “Preliminary Prospectus.” The term “Prospectus” means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto including all information incorporated by reference therein.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package.

The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations. The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

The Company and the Underwriters agree as follows:

1. Sale and Purchase.

(a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Stock of $37.80, the Company agrees to sell to the Underwriters the number of Initial Shares, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Stock set forth in paragraph (a) above, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Shares, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Representative, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the Company will sell that number of Option Shares then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased as the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

2. Payment and Delivery.

(a) Initial Shares. The Initial Shares to be purchased by each Underwriter hereunder and, to the extent the Initial Shares exist in definitive form, in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company, upon at least forty-eight hours’ prior notice. To the extent the Initial Shares exist in definitive form, the Company will cause the certificates representing the Initial Shares to be made available for checking and packaging not later than 1:00 p.m. New York City time on the business day prior to the Closing Time (as defined below) with respect thereto at the office of Gibson, Dunn & Crutcher LLP, 1050 Connecticut Avenue, N.W., Washington, DC 20036, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of the delivery of the Initial Shares and payment shall be 9:30 a.m., New York City time, on the third (fourth, if the determination of the purchase price of the Initial Shares occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

(b) Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company, upon at least forty-eight hours’ prior notice. To the extent the Option Shares exist in definitive form, the Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representative may agree upon in writing.

3. Representations and Warranties of the Company.

The Company represents and warrants to the Underwriters and agrees with each Underwriter as of the date hereof, as of the Initial Sale Time (as defined below), as of the Closing Time and as of any Option Closing Time (if any) that:

(a) the Company had, as of the date indicated in the Registration Statement, the Prospectus and the Disclosure Package, and will have, as of the Initial Sale Time, the Closing Time and any Option Closing Time (if any), the duly authorized capitalization as set forth in the Registration Statement, the Prospectus and the Disclosure Package; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the certificate of incorporation or bylaws, as amended, of the Company, under any agreement to which the Company is a party or otherwise; all of the outstanding shares of capital stock of each subsidiary of the Company (each, a “Subsidiary”) have been duly and validly authorized and issued and are fully paid and non-assessable, and except as disclosed in both the Prospectus and the Disclosure Package are directly or indirectly owned of record and beneficially by the Company; except as disclosed in both the Prospectus and the Disclosure Package, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

(b) the Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in each of the Registration Statement, the Prospectus and the Disclosure Package, and to execute and deliver this Agreement and to consummate the transactions contemplated herein (including the issuance, sale and delivery of the Shares); each Subsidiary (all of which are named in Exhibit 21 to the Registration Statement) has been duly incorporated or organized and is validly existing as a corporation or a limited liability company in good standing under the laws of its respective jurisdiction of incorporation or organization with full corporate or other power and authority to own, lease or operate its respective properties and to conduct its respective businesses as described in each of the Registration Statement, the Prospectus and the Disclosure Package;

(c) the Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim; the issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the certificate of incorporation or bylaws, as amended, of the Company, under any agreement to which the Company is a party or otherwise;

(d) each of the Company and its Subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business or in which it owns or leases property or otherwise maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed would reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or (ii) the consummation of the transactions hereby or the other transactions contemplated by the Disclosure Package or the Prospectus (any such effect or change, where the context so requires is hereinafter called a “Material Adverse Effect”); except as disclosed in both the Prospectus and the Disclosure Package, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than as disclosed in both the Prospectus and the Disclosure Package, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

(e) the Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (i) its certificate of incorporation, bylaws, or other organizational documents (collectively, the “Charter Documents”) or (ii) any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties are bound, except, in the case of clause (ii) above, for such breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect;

(f) none of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (i) its Charter Documents, or (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which such Subsidiary is a party or by which any of them or their respective properties are bound, except, in the case of clause (ii) above, for such breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect;

(g) the execution, delivery and performance by the Company of this Agreement, the issuance, sale and delivery of the Shares by the Company, the use of the proceeds from the sale of the Shares as described in the Registration Statement, the Prospectus and the Disclosure Package, the consummation by the Company of the transactions contemplated hereby, and the compliance by the Company and the Subsidiaries with the terms and provisions hereunder will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents of the Company or any Subsidiary, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or its respective properties are bound, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order (each, a “Law”) applicable to the Company or any Subsidiary, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults that have been validly waived or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary;

(h) this Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(i) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency (collectively, “Governmental Authority”) is required in connection with the execution, delivery and performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated herein, and the issuance, sale and delivery of the Shares as contemplated herein, other than (i) such as have been obtained or made, or will have been obtained or made at the Closing Time or any Option Closing Time, as the case may be, under the Securities Act and/or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the Nasdaq Capital Market (“NASDAQ”), (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, and (iv) such as have been obtained or made under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”);

(j) each of the Company and the Subsidiaries has all necessary licenses, permits, certificates, authorizations, consents and approvals, has made all necessary filings required under any Law, has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons, and has not received any written notice of any proceedings relating to the revocation or modification thereof, required in order to conduct its business as described in both the Prospectus and the Disclosure Package, except as disclosed in the Prospectus and the Disclosure Package or to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any Law applicable to the Company, or any of the Subsidiaries the effect of which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(k) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission; and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;

(l) the Preliminary Prospectus when filed and the Registration Statement as of each effective date and as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

(m) the Registration Statement, as of its effective date and as of the date hereof, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof and at the Closing Time and on each Option Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(c) hereof);

(n) as of 6:00 p.m. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not, and at the time of each sale of Shares and at the Closing Time and each Option Closing Time, the Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus did not, and at the time of each sale of Shares and at the Closing Time and each Option Closing Time, each such Issuer Free Writing Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(c) hereof);

(o) each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, that has not been superseded or modified;

(p) the Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

(q) except for the Issuer Free Writing Prospectuses identified in Schedule II hereto, and any electronic road show relating to the public offering of shares contemplated herein, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any Free Writing Prospectus;

(r) the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

(s) the Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus; and each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act, which Preliminary Prospectus included an estimated price range;

(t) from the time of initial submission of a registration statement relating to the Shares with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act; the Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters

Communications; “Testing-the-Waters Communication” means any oral or written communication with potential investors with regard to the offering contemplated by the Registration Statement undertaken in reliance on Section 5(d) of the Securities Act;

(u) other than as set forth in the Registration Statement, the Prospectus and the Disclosure Package, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective properties, directors, officers or affiliates at law or in equity, or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(v) the consolidated financial statements of the Company, including the notes thereto, included in each of the Registration Statement, the Prospectus and the Disclosure Package (i) fairly present, in all material respects, the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified and (ii) have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement and the amounts in both the Prospectus and the Disclosure Package under the captions “Selected Financial Data” and “Supplementary Financial Information” fairly present in all material respects the information shown therein and have been compiled on a basis consistent with the financial statements included in each of the Registration Statement, the Prospectus and the Disclosure Package; no other financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or the Disclosure Package; the unaudited financial information (including the related notes) included in each of the Registration Statement, the Prospectus and the Disclosure Package complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations;

(w) PKF O’Connor Davies, a division of O’Connor Davies, LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of each of the Registration Statement, the Prospectus and the Disclosure Package, and any other accounting firm that has certified Company financial statements and delivered its reports with respect thereto, are, and were during the periods covered by their reports, independent public accountants as required by the Securities Act and the Securities Act Regulations are registered with the Public Company Accounting Oversight Board;

(x) subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated in such documents, there has not been (i) any event, circumstance or change that has, or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, other than in the ordinary course of business, or any Subsidiary that is material to the Company and Subsidiaries taken as a whole or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(y) the Shares conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package; this Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus;

(z) except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement, all of which registration or similar rights are fairly summarized in all material respects in the Registration Statement, the Prospectus and the Disclosure Package;

(aa) the Shares have been approved for listing on NASDAQ, subject to official notice of issuance; the Company has taken all necessary actions to ensure that, as of the Closing Time and each Option Closing Time, it will be in compliance with all applicable corporate governance requirements set forth in NASDAQ’s listing rules that are then in effect;

(bb) none of the Company, any Subsidiary or any of their respective directors, officers, representatives or affiliates has taken, and none will take, directly or indirectly, any action which is designed to, which has constituted, or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(cc) none of the Company, any of the Subsidiaries or any of their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with any member firm of FINRA;

(dd) any certificate signed by any officer of the Company or any Subsidiary delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

(ee) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of NASDAQ;

(ff) each of the Company and the Subsidiaries has good and marketable title in fee simple to all real property, if any, and good and marketable title to all personal property and assets owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Registration Statement, the Prospectus and the Disclosure Package or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property or personal property held under lease by the Company or any Subsidiary is held under a lease that is valid, existing and enforceable by the Company or such Subsidiary, with such exceptions as are disclosed in the Registration Statement, the Prospectus and the Disclosure Package or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any such lease;

(gg) the descriptions in each of the Registration Statement, the Prospectus and the Disclosure Package of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement, the Prospectus and the Disclosure Package are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles;

(hh) except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”), as are necessary to entitle the Company and each Subsidiary to conduct, in all material respects, the Company’s and each Subsidiary’s business as described in the Registration Statement, the Prospectus and the Disclosure Package, and neither the Company nor any Subsidiary has received any written notice of any infringement of or conflict with (and, upon due inquiry of the employees of the Company and any Subsidiary, none of the Company or any Subsidiary knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(ii) the Company and each Subsidiary owns or has a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of the Company and each Subsidiary (the “Company IT Systems”) except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and each Subsidiary as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(jj) except as disclosed in both the Prospectus and the Disclosure Package, (x) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement, and (iii) are effective in all material respects to perform the functions for which they were established, and (y) the Company is not aware of (a) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information to management and the board of directors, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting;

(kk) except as disclosed in both the Prospectus and the Disclosure Package, the Company maintains systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; Except as disclosed in each of the Disclosure Package and the Prospectus, (i) there are no material weaknesses in the Company’s internal controls over financial reporting and (ii) there has been no material change in the Company’s internal controls over financial reporting since the respective dates of the information given in the Disclosure Package and the Prospectus; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

(ll) each of the Company and its Subsidiaries carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company) in such amounts and covering such risks as is appropriate for the conduct of its businesses and are consistent with insurance coverage maintained by companies engaged in the same or similar business, all of which insurance is in full force and effect;

(mm) neither the Company nor any Subsidiary has violated, or received written notice of any violation with respect to, any Law applicable to it and its respective business, including those relating to transactions with affiliates, environmental, safety or similar Laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(nn) each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company or any of its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and transactions which, individually or in the aggregate, would not have a Material Adverse Effect, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA;

(oo) neither the Company nor any of the Subsidiaries nor to the knowledge of the Company any officer, director, agent or employee purporting to act on behalf of the Company or any of the Subsidiaries has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of applicable Law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable Law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries, (iv) violated any provision of the FCPA, or (v) made any other unlawful payment;

(pp) except as otherwise disclosed in both the Prospectus and the Disclosure Package, there are no outstanding loans or advances (except normal advances for business expenses in the ordinary course of business in accordance with the Company’s policies) or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or any Subsidiary or any of the members of the families of any of them;

(qq) all securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been or will be issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of NASDAQ;

(rr) except where such failure to file or pay an assessment or lien would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (i) the

Company and each of the Subsidiaries have accurately prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by them, if any, and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or the Subsidiaries are obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (ii) no deficiency assessment with respect to a proposed adjustment of the Company’s or Subsidiary’s federal, state, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened; (iii) since the date of the most recent audited financial statements, neither the Company nor any Subsidiary has incurred any liability for taxes other than in the ordinary course of its business; and (iv) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary;

(ss) except as described in both the Prospectus and the Disclosure Package or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor any Subsidiary is in violation of any Law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and each Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or any Subsidiary, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or Proceedings relating to any Environmental Law against the Company or any Subsidiary, and (iv) to the knowledge of the Company or any Subsidiary, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or a Proceeding by any private party or Governmental Authority, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws;

(tt) in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares except for the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement;

(uu) except for the payments to the Underwriters provided for hereunder, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated;

(vv) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Prospectus or the Disclosure Package, which is not so described;

(ww) neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus and the Disclosure Package, will be an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended and the rules and regulations promulgated thereunder (the “Investment Company Act”));

(xx) there are no existing or, to the knowledge of the Company, threatened labor disputes with employees of the Company or any of the Subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(yy) no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus or the Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith, as of the date of such forward-looking statement;

(zz) the Company, the Subsidiaries and, to the knowledge of the Company, any of the officers and directors of the Company and the Subsidiaries, in their capacities as such, are, and at the Closing Time and any Option Closing Time will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are effective and applicable to the Company as of the Closing Time and the Option Closing Time;

(aaa) neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any applicable Law, including without limitation the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) or of a character required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package, and no action, suit or proceeding by or before any Governmental Authority involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened; and

(bbb) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

4. Certain Covenants of the Company.

The Company hereby agrees with each Underwriter:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale, or establishing an exemption from such qualification, under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications or exemptions in effect as long as requested by the Representative for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation, to subject itself to taxation, or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares);

(b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as reasonably practicable and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective;

(c) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 12:00 p.m. (New York City time), on the business day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 3:00 p.m. (New York City time) on the business day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(d) to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

(e) to furnish a copy of each proposed Free Writing Prospectus to the Representative and counsel for the Underwriters and obtain the consent of the Representative prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act Regulations, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto;

(f) to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;

(g) to advise the Representative promptly, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other Governmental Authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as reasonably practicable, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement of which the Company is aware, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Shares contemplated herein; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

(h) to furnish to the Representative for a period of two years from the date of this Agreement, unless made available to the public on EDGAR or any successor system, (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, and (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, FINRA or any securities exchange;

(i) to advise the Representative promptly of the happening of any event or development known to the Company within the time during which a Prospectus relating to the Shares (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, (i) would require the making of any change in the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares, or (iii) if it is necessary at any time to amend or supplement the Prospectus or the Disclosure Package to comply with any Law and, during such time, to promptly prepare and furnish to the Representative copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is so delivered, be misleading or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the Disclosure Package will comply with the Law;

(j) to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the reasonable judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

(k) prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent (not to be unreasonably withheld or delayed) of the Representative to the filing;

(l) to furnish promptly to the Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request;

(m) to apply the net proceeds of the sale of the Shares by the Company in accordance with its statements under the caption “Use of Proceeds” in the Prospectus and the Disclosure Package;

(n) to make generally available to its security holders and to the Representative as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement;

(o) to use its commercially reasonable efforts to maintain the listing of the Shares on the NASDAQ and to file with the NASDAQ all documents and notices required by the NASDAQ of companies that have securities that are listed on the NASDAQ;

(p) to promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the 90-day restricted period referred to in Section 4(r) hereof;

(q) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

(r) to refrain, from the date hereof until 90 days after the date of the Prospectus, without the prior written consent of the Representative, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by the Company at any time in the future of), any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) issuances of equity-based awards pursuant to the Company’s equity incentive plan described in the Registration Statement, the Prospectus and the Disclosure Package, (C) any shares of Common Stock issued by the Company upon the exercise of an option, warrant or the vesting of any restricted stock units outstanding on the date hereof and referred to in the Prospectus and the Disclosure Package, (D) the issuance of up to 500,000 shares of Common Stock upon conversion of Class B units of PDV Spectrum Holding Company, LLC held by Motorola as described in the Prospectus and the Disclosure Package; or (E) the issuance of up to 50,000 shares of Common Stock in connection with the Company’s acquisition of additional FCC licenses for spectrum in the ordinary course of business, provided, however, that it shall be a condition to the issuance of any such shares pursuant to this subclause (E) that the party to whom such shares are issued agrees in writing to be bound by a lock-up on terms no less restrictive than those set forth in this Section 4(r) for a period of no less than 90 days from the date of this Agreement;

(s) not to, and to use its commercially reasonable efforts to cause its officers, and directors not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares, or (iii) pay or agree to pay to any person (other than the Underwriters) any compensation for soliciting any order to purchase any other securities of the Company;

(t) to cause each of the executive officers and directors of the Company to furnish to the Representative, prior to the Initial Sale Time, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period from the date hereof until 90 days after the date of the Prospectus, without the prior written consent of the Representative on behalf of the Underwriters; if the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in Section 4(r) or a lock-up letter described in this Section 4(t) hereof for an officer or director of the Company and provide the Company and the Attorneys with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver;

(u) if, at any time during the 30-day period after the date of the Prospectus, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Representative, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representative advising the Company to the effect set forth above, to forthwith prepare, consult with the Representative concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representative, responding to or commenting on such rumor, publication or event;

(v) that the Company will comply with all of the provisions of any undertakings in the Registration Statement; and

(w) upon the reasonable request of the Representative, the Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus). As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act Regulations) in connection with sales of the Shares by any Underwriter or dealer.

5. Payment of Expenses.

(a) The Company agrees to pay all costs, fees, expenses and taxes incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, if applicable, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other reasonable disbursements of counsel for the Underwriters related to such qualification) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by FINRA (including the reasonable legal fees and filing fees and other reasonable disbursements of counsel for the Underwriters relating thereto), (vi) all fees and disbursements of counsel and accountants for the Company, (vii) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (viii) costs of customary background investigations of Company directors and personnel, (ix) the fees and expenses incurred in connection with the inclusion of the Shares on the NASDAQ, (x) making road show presentations with respect to the offering of the Shares, except that the Underwriters shall be responsible for their own road show expenses related to accommodations and non-shared travel, (xi) preparing and distributing electronic cd volumes of transaction documents for the Representative and its legal counsel, and (xii) the performance of the Company’s other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for filing fees. Notwithstanding the foregoing, the maximum amount the Company shall be obligated to reimburse the Underwriters under this Agreement in respect of its expenses and legal fees, but exclusive of any related filings fees, shall be an aggregate of $50,000.

(b) If this Agreement shall be terminated by the Underwriters, or any of them, because (i) of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or (ii) if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable documented actual out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the reasonable fees and disbursements of Underwriters’ counsel) reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein, in accordance with Section 5(a) above.

6. Conditions of the Underwriters’ Obligations.

The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or at each Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties of the Company hereunder, on the date hereof and at the Closing Time and at each Option Closing Time, as applicable, the performance by the Company of its obligations hereunder, and to the satisfaction of the following further conditions at the Closing Time or at each Option Closing Time, as applicable:

(a) The Company shall furnish to the Underwriters at the Closing Time and at each Option Closing Time an opinion of DLA Piper LLP (US), counsel for the Company and the Subsidiaries, addressed to the Underwriters and dated the Closing Time and each Option Closing Time and in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit D hereto.

(b) On the date of this Agreement and at the Closing Time and each Option Closing Time (if applicable), the Representative shall have received from PKF O’Connor Davies, a division of O’Connor Davies, LLP, a letter dated the respective dates of delivery thereof and addressed to the Representative, in form and substance satisfactory to the Representative, containing statements and information of the type specified in AU Section 634 “Letters for Underwriters and Certain other Requesting Parties” issued by the American Institute of Certified

Public Accountants with respect to the financial statements, including any pro forma financial statements, and certain financial information of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, that the letters delivered at the Closing Time and each Option Closing Time (if applicable) shall use a “cut-off” date no more than three business days prior to such Closing Time or such Option Closing Time, as the case may be.

In the event that the letters referred to above set forth any changes in indebtedness, decreases in total assets or retained earnings or increases in borrowings, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement.

(c) The Representative shall have received at the Closing Time and at each Option Closing Time the favorable opinion of Gibson, Dunn & Crutcher LLP, dated the Closing Time or such Option Closing Time, addressed to the Representative and in form and substance satisfactory to the Representative.

(d) The Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the date of this Agreement, or such later time and date as the Representative shall approve.

(e) No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriters shall have objected in writing prior to its filing.

(f) Prior to the Closing Time and each Option Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) All filings with the Commission required by Rule 424 under the Securities Act Regulations to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

(h) Between the time of execution of this Agreement and the Closing Time or the relevant Option Closing Time there shall not have been any Material Adverse Effect, and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, which in the Representative’ reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

(i) The Shares shall have been approved for listing on the NASDAQ.

(j) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) The Representative shall have received lock-up agreements from each officer and director, in the form of Exhibit A attached hereto, and such letter agreements shall be in full force and effect.

(l) The Company will, at the Closing Time and at each Option Closing Time, deliver to the Underwriters a certificate of Chief Executive Officer and Chief Financial Officer, to the effect that:

(i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Time or any Option Closing Time, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time or any Option Closing Time, as applicable;

(ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii) the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any amendment or supplement thereto, and this Agreement, and that when the Registration Statement became effective and at all times subsequent thereto up to the Closing Time or any Option Closing Time, as applicable, the Registration Statement and the Prospectus and the Preliminary Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the applicable requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and any amendments thereto, did not and, as of the Closing Time or any Option Closing Time, as applicable, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus and the Disclosure Package, and any amendments or supplements thereto, did not and as of the Closing Time or any Option Closing Time, as applicable, do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus or the Disclosure Package which has not been so set forth; and

(iv) subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (A) any Material Adverse Effect, (B) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (C) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (D) any change in the capital stock (other than the grant of equity-based awards pursuant to the Company’s equity incentive plan described in the Registration Statement, the Prospectus and the Disclosure Package, the exercise or vesting of any outstanding options to purchase Common Stock, the exercise of any outstanding warrants or the vesting or settlement of any outstanding restricted stock units disclosed in the Registration Statement, the Prospectus and the Disclosure Package) or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, or (F) any loss or damage (whether or not insured) to the property of the Company or any subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(m) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, the representations, warranties and statements contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Option Closing Time, as the Underwriters may reasonably request.

7. Termination.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Option Closing Time, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Effect, or material change in the senior management of the Company, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the NASDAQ, or if trading generally on the NASDAQ or the New York Stock Exchange has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or the over-the-counter market or by order of the Commission or any other Governmental Authority, or (v) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Exchange Act), or (vi) any federal, state, local or foreign statute, regulation, rule or order of any court or other Governmental Authority has been enacted, published, decreed or otherwise promulgated which, in the opinion of the Representative, would reasonably be expected to have a Material Adverse Effect, or (vii) any action has been taken by any Governmental Authority in respect of its monetary or fiscal affairs which, in the opinion of the Representative, would reasonably be expected to have a material adverse effect on the securities markets in the United States.

If the Representative elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments.

If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representative may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement, the Prospectus, the Disclosure Package and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

9. Indemnity and Contribution by the Company and the Underwriters.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective affiliates, directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such indemnified party may incur arising under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company contained herein, (B) any failure on the part of the Company to comply with any applicable Law relating to the offering of securities being made pursuant to the Prospectus, (C) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or is otherwise required to retain, any other Free Writing Prospectus that was approved by the Company, or the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), (D) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (E) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (F) any omission or alleged omission from any such Issuer Free Writing Prospectus, any other Free Writing Prospectus that was approved by the Company, the Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (G) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings; except, in the case of (B), (C), (D), (E) and (F) above only, insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement, Prospectus or Application (that information being limited to that described in the last sentence of the first paragraph of Section 9(c) hereof). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company may otherwise have.

(b) If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above, such Underwriter shall promptly notify the Company, in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties or the named parties in any such proceeding (including any impleaded parties included by the Company and the indemnified person)) or representation by both parties by the same counsel would be inappropriate due to a conflict or potential differing interests between such parties, in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than one local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding and subject to the proviso in this sentence, the Company shall not be liable for any settlement of any such claim or action effected without its consent; provided, however, that if at any time an indemnified party shall have requested an indemnifying party to reimburse such indemnified party for fees and expenses of counsel as contemplated by this Section 9, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have (x) reimbursed the indemnified party in accordance with such request, (y) disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement, or (z) disputed in good faith the terms of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(c) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, or the Prospectus, or any Application, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (C) any omission or alleged omission from any such Issuer Free Writing Prospectus, any Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus, Prospectus or Application in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use therein. The statements set forth in the third paragraph under the caption “Underwriting” and the first and second paragraphs under the heading identified by “Stabilization” under the caption “Underwriting” in the Preliminary Prospectus, the Disclosure Package and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of this Agreement.

If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.

(d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) and (c) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account of the equitable considerations referred to in subsection (d)(i) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f) The remedies provided for in this Section are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified person at law or in equity.

10. Survival.

The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

11. Duties.

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations, or failure to perform such duties or obligations, with respect to the Shares as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters); and (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests. The Company acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with the offering of Shares contemplated by this Agreement.

12. Notices.

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, (a) if to the Underwriters, shall be sufficient in all respects if delivered to FBR Capital Markets & Co., 1300 North 17th Street, Suite 1400, Arlington, Virginia 22209, Attention: Syndicate Department (facsimile: 703-312-9698); with a copy to Gibson, Dunn & Crutcher LLP, 1050 Connecticut Avenue, N.W., Washington, DC 20036, Attention: Howard Adler, Esq. (facsimile: 202-530-9526); (b) if to the Company, shall be sufficient in all respects if delivered to the Company at 100 Hamilton Plaza, Paterson, New Jersey 07505, Attention: Secretary (e-mail: apoh@pdvcorp.com); with a copy to DLA Piper LLP (US), 4365 Executive Drive, Suite 1100, San Diego, CA 92121, Attention: Jeffrey Thacker (facsimile: 858-638-5128).

13. Governing Law; Headings.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES). The parties hereto agree to be subject to, and hereby irrevocably submit to, the exclusive jurisdiction of any United States federal or New York state court sitting in New York, New York, in respect of any action, suit, proceeding, inquiry or investigation arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agree that all claims in respect of any such action, suit, proceeding, inquiry or investigation may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Parties at Interest.

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors, officers and the other indemnified parties referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. Entire Agreement.

This Agreement and the Engagement Letter, dated as of April 30, 2014, between FBR Capital Markets & Co. and the Company (the “Engagement Letter”), constitute the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understanding whatsoever relating to such matters and transactions; provided that (i) to the extent there is a conflict between the provisions of the Engagement Letter and the provisions of this Agreement, the provisions of this Agreement shall prevail to that extent, and (ii) the indemnification provisions in the Engagement Letter and the Annex thereto are hereby superseded and replaced by the indemnification and contribution provisions in Section 9 of this Agreement with respect to the transactions contemplated by this Agreement.

16. Counterparts and Facsimile Signatures.

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile, PDF, or other standard form of telecommunication signature shall constitute an original signature for all purposes.

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

17. Amendments or Waivers.

No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

18. Headings.

The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

Very truly yours,

PACIFIC DATAVISION, INC.

By:	/s/ John Pescatore
Name: John Pescatore
Title: President and Chief Executive Officer

[Signature Page to Underwriting Agreement]

Accepted and agreed to as

of the date first above written:

FBR CAPITAL MARKETS & CO.

By:	/s/ Paul Dell’Isola
Name: Paul Dell’Isola
Title: Senior Managing Director

For itself and as Representative of the other

Underwriters named on Schedule I hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Initial Shares To Be Purchased	Number of Option Shares To Be Purchased
FBR Capital Markets & Co.	975,000	146,250
William Blair & Company, L.L.C.	300,000	45,000
Canaccord Genuity Inc.	225,000	33,750

Total:	1,500,000	225,000

SCHEDULE II

Issuer Free Writing Prospectuses

None.

EXHIBIT A

Form of Lock-up Agreement

_________________, 2015

FBR Capital Markets & Co.

1300 North 17th Street, Suite 1400

Arlington, Virginia 22209

Ladies and Gentlemen:

The undersigned understands and agrees as follows:

1. FBR Capital Markets & Co. (the “Representative”) proposes to enter into an Underwriting Agreement (the “Agreement”) with Pacific DataVision, Inc., a Delaware corporation (the “Company”), providing for (a) the public offering by the several Underwriters of shares of the Company’s common stock, par value $0.0001 per share and (b) an option for the several Underwriters to offer additional shares of the Company’s common stock (all of such shares of the Company’s common stock are collectively referred to as the “Shares” and the transactions referred to in (a) and (b) are collectively referred to as the “Offering”).

2. In recognition of the benefit that the Offering will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees that, without the prior written consent of the Representative (which consent may be withheld or delayed in the Representative’s sole discretion), he, she or it will refrain during the period commencing on the date hereof and ending on the date that is 90 days after the effective date of the registration statement in connection with the Offering (such period, the “Restricted Period”), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company, or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or (ii) entering into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

3. Notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company’s charter, the undersigned may transfer any securities of the Company (including, without limitation, Common Stock) as follows: (i) the exercise of any options held by the undersigned into shares of Common Stock, including any sale, transfer or disposition of any shares of Common Stock that may be deemed to occur as consideration of the payment of the exercise price of such options in connection with a “cashless exercise” or “net

Exhibit A Page 1

share settlement”; provided that the shares of Common Stock issued upon the exercise of such options shall be subject to the transfer restrictions set forth herein; (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; (iv) as a distribution to stockholders, partners or members of the undersigned, provided that such stockholders, partners or members agree to be bound in writing by the restrictions set forth herein; (v) any transfer required under any benefit plans of the Company; (vi) as required by participants in the Company’s stock incentive plans in order to reimburse or pay federal income tax and withholding obligations in connection with vesting of restricted stock grants or the exercise of stock options under clause (i) above; (vii) as collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth in herein; or (viii) with respect to sales of securities acquired after the Closing Time in the open market; provided that in the case of any such transfer contemplated by clauses (i)–(vii) a copy of the required agreement of the transferee or transferees is furnished immediately to the Representative. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

For the avoidance of doubt, nothing shall prevent the undersigned from, or restrict the ability of the undersigned to, (i) purchase shares of Common Stock on the open market or (ii) exercise any options or other convertible securities granted under any benefit plan of the Company (but not the sale or transfer of the shares of Common Stock issued upon exercise of such options or conversion of such securities).

If:

(1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period;

then, in each case, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or event. The undersigned may not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or the Representative that the restrictions imposed by this agreement have expired.

4. The undersigned acknowledges that the Representative is relying on the agreements of the undersigned set forth herein in making its decision to enter into the Agreement and to continue its efforts in connection with the Offering.

5. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

Exhibit A Page 2

6. This Lock-Up Agreement may be executed in one or more counterparts and delivered by facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

Exhibit A Page 3

IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement, or caused this Lock-Up Agreement to be executed, as of the date first written above.

Very truly yours,

Name:
Title:

(Address)

Exhibit A Page 4

EXHIBIT B

Form of Notice from Representative to the Company

FBR Capital Markets & Co.

Pacific DataVision, Inc.

Public Offering of Common Stock

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Pacific DataVision, Inc. (the “Company”) of shares of common stock, $ 0.0001 par value per share (the “Common Stock”), of the Company and the lock-up agreement dated [            ] (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [            ], 20[    ], with respect to shares of Common Stock (the “Shares”).

FBR Capital Markets & Co hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective [            ], 20[        ]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least three business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

Yours very truly,

FBR CAPITAL MARKETS & CO.

By:
Name:
Title:

cc: Pacific DataVision, Inc.

Exhibit B

EXHIBIT C

Form of Press Release

Pacific DataVision, Inc.

[Date]

Pacific DataVision, Inc. (the “Company”) announced today that FBR Capital Markets & Co., the sole book-running manager, in the Company’s recent public sale of              shares of common stock is [waiving][releasing] a lock-up restriction with respect to              shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on             , 201    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit C

EXHIBIT D

Form of Opinion of Company Counsel

See attached.

Exhibit D